UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2013

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8546	22-2465228

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey		07094

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(201) 902-9600

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 Material Modification to Rights of Securities Holders

On November 6, 2013, Trinity Place Holdings Inc. (the “Company”) filed an Amended and Restated Certificate of Incorporation of the Company (the “Amended Certificate”) with the Delaware Secretary of State, in accordance with the terms of a stock purchase agreement dated October 1, 2013 between Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (“Third Avenue”), and the Company. The Amended Certificate became effective when filed with the Delaware Secretary of State. As previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 2, 2013, the Amended Certificate (i) increases the Company’s total number of authorized shares to 40,000,000, (ii) increases the total number of authorized shares of Common Stock, par value $.01 per share, to 39,999,997, (iii) authorizes the issuance of one share of Special Stock, par value $.01, and (iv) provides that, from the issuance of the one share of Special Stock and until the Special Stock Ownership Threshold (as defined in the Amended Certificate) is no longer satisfied, one director of the five-member Board of Directors of the Company (the “Board”) be elected by the holder of the share of Special Stock and the number of directors of the Board elected by the holders of Common Stock be reduced from three to two. Also on November 6, 2013, the Company issued the share of Special Stock to Third Avenue.

The description of the Amended Certificate in this Item 3.03 does not purport to be complete and is qualified in its entirety by the full text of the Amended Certificate, which is attached as Exhibit 3.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 2, 2013 and which is incorporated by reference herein.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On October 31, 2013, Alan Miller informed the Company that he would not stand for re-election to the Board. Mr. Miller has served since December 13, 2012 as the “Independent Director” as provided in the Company’s Certificate of Incorporation and the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries.

Alexander C. Matina, a director of the Company, stated: “I want to thank Alan for his service and significant contributions over the last year as Trinity navigated its emergence from Chapter 11. His significant contributions have well positioned our company and will allow us to take Trinity into a new and exciting future.”

(d) On November 5, 2013, Alan Cohen, the trustee of the trust that holds the Company’s Series A Preferred Stock, elected Keith M. Pattiz, 61, to serve on the Board as the Independent Director. Mr. Pattiz was nominated by the Company’s two “EC Directors,” and his nomination was approved by Mr. Cohen, all in accordance with the Company’s Certificate of Incorporation. The Company’s two EC Directors are Marina Shevyrtalova and Alexander C. Matina. Mr. Cohen is also a director of the Company.

Mr. Pattiz is a partner in the law firm of McDermott Will & Emery LLP, where he serves as partner-in-charge of the New York office and head of the real estate group. Mr. Pattiz has experience in commercial leasing, financing, sales and acquisitions, hotel transactions and real estate workout matters. He holds a J.D. from New York University School of Law and a B.A. from the University of Wisconsin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Richard G. Pyontek
Name: Richard G. Pyontek
Title: Chief Financial Officer

Dated:  November 6, 2013